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                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: October 15, 2001



                         ACCIDENT PREVENTION PLUS, INC.
        (Exact name of small business issuer as specified in its charter)

                                     NEVADA
              (State or other Jurisdiction as Specified in Charter



         00-26257                                        11-3461611
(Commission file number)                    (I.R.S. Employer Identification No.)


                             325 Wireless Boulevard
                            Hauppauge, New York 11788
                    (Address of Principal Executive Offices)


                                 (631) 360-0600
                           (Issuer's telephone number)



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Items 1 through 4, 6 and 8 and 9 not applicable.

Item 5. Other Events and Regulation FD Disclosure

         1999/2000 Employment Agreements

         On January 1, 1999, Accident Prevention Plus, Inc., a Nevada corporation (the "Company") had entered into employment agreements with certain of its executive officers/directors, Messrs. Richard Goodhart, Steven Wahrman and Jean Paul Daveau (collectively, the "1999 Employment Agreements") and, on July 1, 2000, the Company had entered into an employment agreement with Mr. Julius J. Valente, Jr.

         As of the date of this Report, the employment agreement between the Company and Julius J. Valente, Jr. has been terminated due to the resignation by Mr. Valente as the Chief Financial Officer of the Company effective July 1, 2001.

         2001 Employment Agreements

         The 1999 Employment Agreements were terminated on June 29, 2001. New employment agreements dated July 1, 2001, respectively, were approved and authorized by the board of directors of the Company and entered into between the Company and Mr. Goodhart as Chief Executive Officer, Mr. Wahrman as President and Chief Operating Officer, and Mr. Daveau as Vice President of
Engineering/Design (collectively, the "2001 Employment Agreements").

         Commencing July 1, 2001 and automatically renewable annually for a five year period, the terms and provisions of the respective 2001 Employment Agreements are as follows: (i) each officer/director will receive an annual salary of $120,000; (ii) each officer/director will receive an annual cash bonus equal to one percent (1%) of the annual net profits for the preceding fiscal year; and (iii) each officer/director will be granted stock options pursuant to the Company's Non-Qualified Stock Option Plan to purchase 500,000 shares of restricted Common Stock of the Company at $1.45 per share within five years from the effective date of the 2001 Employment Agreement. Other benefits provided for in the 2001 Employment Agreements are disability and health insurance coverage, automobile and expense allowances and travel and entertainment allowances.

         Pursuant to the provisions of Mr. Richard Goodhart's 2001 Employment Agreement, stock options (not to be governed by the Non-Qualified Stock Option
Plan) will be granted to Mr. Goodhart to purchase 4,121,128 shares of restricted Common Stock at $0.34 per share within five years from the effective date of the 2001 Employment Agreement (collectively, the "Stock Options").
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         Pursuant to the provisions of Mr. Steve Wahrman's 2001 Employment
Agreement, stock options (not to be governed by the Non-Qualified Stock Option
Plan) will be granted to Mr. Wahrman to purchase 1,617,840 shares of restricted Common Stock at $0.34 per share within five years from the effective date of the 2001 Employment Agreement (collectively, the "Stock Options").

         Pursuant to the provisions of Mr. Daveau's 2001 Employment Agreement, stock options (not to be governed by the Non-Qualified Stock Option Plan) will be granted to Mr. Daveau to purchase 1,500,000 shares of restricted Common Stock at $0.34 per share within five years from the effective date of the 2001 Employment Agreement (collectively, the "Stock Options").

         The Stock Options were granted to Messrs. Goodhart, Wahrman and Daveau in the amounts set forth above at an exercise price of $0.34 per share, which exercise price the board of directors of the Company believed was at least equal to the fair market value price of the Company's shares of Common Stock on June 29, 2001. The board of directors authorized and approved the grant of Stock Options, which included provisions for anti-dilution protection. The grant of such Stock Options is absolute and is not subject to adjustment for any future reorganization, recapitalization, reverse stock split, combination of shares, merger or consolidation.

         As of December 31, 2000, the Company has accrued approximately $685,500 in aggregate salary pursuant to the 1999 Employment Agreements and, as of the date of this Report, has paid $-0-.

         Resignation of Certain Officers/Appointment of New Officer

         On September 24, 2001, the board of directors of the Company accepted the resignation of Mr. Goodhart as the Chief Executive Officer of the Company and subsequently authorized the appointment of Mr. Goodhart as the Executive Vice President of the Company. In accordance thereof, the 2001 Employment Agreement between the Company and Mr. Goodhart was amended on September 24, 2001 to provide for the change in title.

         On September 24, 2001, the board of directors accepted the resignation of Mr. Wahrman as the President of the Company.

         On September 24, 2001, the board of directors of the Company appointed Mr. Jean-Claude Perche as the President and Chief Executive Officer of the Company.

         As of the date of this Report, the executive officers and directors of the Company are as follows:

Title                      Age                  Position
-----                      ---                  --------

Jean-Claude Perche         62                   President and Chief
                                                Executive Officer

Richard J. Goodhart        52                   Director and Chairman of the
                                                Board, Executive Vice
                                                President

Jean Paul Daveau           45                   Director and Executive Vice
                                                President of Engineering and
                                                Design

Steven H. Wahrman          43                   Director

Martin Goodhart            79                   Director

         JEAN-CLAUDE PERCHE has been the President and Chief Executive Officer of the Company since September 24, 2001. During the past fifteen years, Mr. Perche was (i) the divisions director and vice president retail Europe group with AT&T/GIS-NCR (Paris, France), where he was primarily responsible for promoting decision support systems and synergyzing between computing and telecommunications; (ii) the sales and marketing director with Ferry-Peter (Paris, France); (iii) the account director with International Computers Ltd., where he was responsible for the sales and marketing of large accounts in France; (iv) the co-founder of and sales and marketing director for EDP Marketing (Paris, France), a company which marketed and sold IBM computers and peripherals; and (v) the founder and chairman of Microdata International (Paris, France), a company which promoted Apple computers. Mr. Perche is a graduate electronic engineer from ESME (Paris, France), holds a degree in Business Administration from the Institute d'Administration des Enterprises (Paris, France) and holds a PhD in Physics from Paris University and College de France.

         RICHARD J. GOODHART has been a Director and Chairman of the Board since October 1993, and the Executive Vice President of the Company since September 24, 2001. Mr. Goodhart had been the Chief Executive Officer of the Company since October 1993 until his resignation on September 24, 2001. Mr. Goodhart has had nineteen years in international sales and marketing in the electronic component industry and ten years in purchasing management. Prior to his involvement in the Company, Mr. Goodhart held positions as the Vice President of Sale and Finance for Ex-Eltronics and was International Sales and Marketing Manager for Jaco Electronics. Mr. Goodhart holds a Bachelor of Science degree in Business Management from Western New England College.

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         STEVEN H. WAHRMAN has been a Director of the Company since February
1996 and was the president and chief operating officer of the Company since February of 1996 until his resignation as such on September 24, 2001. During such time, Mr. Wahrman had been responsible for all phases of worldwide implementation of market research, strategic planning and promotion and the daily operations of the Company. Mr. Wahrman has twenty years of experience in sales and marketing. For a period of fourteen years, Mr. Wahrman was President of S.W. Intimates. Mr. Wahrman holds a Bachelor of Science degree in Marketing with a minor in Advertising from The American University.

         JEAN PAUL DAVEAU has been a Director and the Executive Vice President of Engineering and Design of the Company since October of 1993. Mr. Daveau is responsible for establishing and overseeing the engineering and design staff and all aspects of technical research, including the compilation of specifications and manuals. Mr. Daveau has spent over a decade designing and developing onboard recording systems, and has worked with Royal Dutch Shell, Schlumberger, and Western Atlas. In addition, Mr. Daveau has extensive experience in the fields of hardware and software, and has acted as a consultant engineer in the industrial computing industry. For a period of five years, Mr. Daveau was the President and Managing Director of Microsam.

         MARTIN GOODHART has been a Director of the Company since February of 1996. Mr. Goodhart has nearly fifty years of experience in the commercial finance industry having held senior management positions with various credit or lending institutions. Mr. Goodhart has been retired for the past six years.

         As of the date of this Report, one family relationship exists among the named directors. Mr. Martin Goodhart is the father of Mr. Richard Goodhart. No other family relationships exist among any of the named directors and executive officers. No arrangement or understanding exists between any such director or officer and any other persons pursuant to which any director or executive officer was elected as a director or executive officer of the Company.

Item 7. Financial Statements and Exhibits.

         (a)      Financial Statements of Businesses Acquired.

                  Not applicable.

         (b)      Pro Forma Financial Information

                  Not applicable.

         (c)      Exhibits.

                  10.23 Employment Agreement dated July 1, 2001, as amended September 24, 2001, between Accident Prevention Plus, Inc. and Richard Goodhart.

                  10.24 Employment Agreement dated July 1, 2001 between Accident Prevention Plus, Inc. and Steven Wahrman.

                  10.25 Employment Agreement dated July 1, 2001 between Accident Prevention Plus, Inc. and Jean Paul Daveau.

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                                   SIGNATURES

         In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   ACCIDENT PREVENTION PLUS, INC.


Date: October 15, 2001             By: /s/ Richard Goodhart
                                      ------------------------------------------
                                      Richard Goodhart, Executive Vice President